     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998

                                                      REGISTRATION NO. 333-53433
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           IDG BOOKS WORLDWIDE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             2731                            04-3078409
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                       919 E. HILLSDALE BLVD., SUITE 400
                             FOSTER CITY, CA 94404
                                 (650) 655-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOHN J. KILCULLEN
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                           IDG BOOKS WORLDWIDE, INC.
                       919 E. HILLSDALE BLVD., SUITE 400
                             FOSTER CITY, CA 94404
                                 (650) 655-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

               ALAN K. AUSTIN, ESQ.                            WINTHROP B. CONRAD, JR., ESQ.
                BRIAN C. ERB, ESQ.                                 DAVIS POLK & WARDWELL
         WILSON SONSINI GOODRICH & ROSATI                          450 LEXINGTON AVENUE
             PROFESSIONAL CORPORATION                               NEW YORK, NY 10017
                650 PAGE MILL ROAD                                    (212) 450-4000
             PALO ALTO, CA 94304-1050
                  (650) 493-9300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
Securities and Exchange Commission registration fee.........  $   17,800
NASD filing fee.............................................       6,535
Nasdaq National Market listing fee..........................      90,500
Printing and engraving expenses.............................     305,000
Legal fees and expenses.....................................     536,800
Accounting fees and expenses................................     500,000
Blue Sky fees and expenses..................................       5,000
Transfer agent fees.........................................      10,000
Miscellaneous...............................................     333,365
                                                              ----------
          Total.............................................  $1,805,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.1 of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability.

     The Registrant intends to obtain directors, and officers, insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

     Reference is also made to Section 7 of the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On March 30, 1998, the Registrant issued 11,100,000 shares of its common stock to IDG Enterprises, Inc., an indirect, wholly-owned subsidiary of International Data Group, Inc., in return for all of the issued and outstanding capital stock of IDG Books Worldwide, Inc., a Massachusetts company and the predecessor to the Registrant. The shares were issued in a private placement in reliance on Section 4(2) of the Securities Act.

     On May 6, 1998, the Registrant issued options to purchase 1,500,900 shares of common stock to approximately 440 current employees of the Company at an exercise price of $11.88 per share. The options were issued pursuant to Rule 701 of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


    EXHIBIT                          DESCRIPTION
    -------                          -----------
     1.1+    Form of Underwriting Agreement.
     3.1+    Amended and Restated Certificate of Incorporation of the
             Registrant.
     3.2+    Bylaws of the Registrant.
     4.1+    Form of Registrant's Class A common stock certificate.
     5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, regarding the legality of the securities being issued.
    10.1     Form of Indemnification Agreement entered into by the
             Registrant with each of its directors and executive
             officers.
    10.2+    1998 Stock Plan and forms of related agreements.
    10.3+    1998 Employee Stock Purchase Plan.
    10.4+    Employment Agreement between the Registrant and John J.
             Kilcullen dated as of July 1, 1998.
    10.5+    Employment Agreement between the Registrant and Steven H.
             Berkowitz dated as of July 1, 1998.
    10.6+    Compensation Agreement between the Registrant and John P.
             Ball dated as of July 1, 1998.
    10.7+    Compensation Agreement between the Registrant and James A.
             Doehrman dated as of July 1, 1998.
    10.8+    Compensation Agreement between the Registrant and Brenda L.
             McLaughlin dated as of July 1, 1998.
    10.9+    Corporate Services Agreement between the Registrant and IDG dated as of June 1, 1998.
    10.10+   Registration Rights Agreement between the Registrant and IDG
             Enterprises, Inc. dated as of June 1, 1998.
    10.11+   Trademark License Agreement between the Registrant and IDG dated June 1, 1998.
    10.12+   Non-competition Agreement between the Registrant and IDG
             dated as of June 1, 1998.
    10.13+   Tax Allocation Agreement between the Registrant and IDG
             dated as of June 1, 1998.
    10.14    Restated Share Exchange Agreement between the Registrant,
             IDG, IDG Enterprises, Inc. and State Street Bank and Trust
             Company dated May 21, 1998.
    10.15    Employee Stock Ownership Plan of Registrant effective as of
             October 1, 1997.
    23.1     Consent of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation (included in Exhibit 5.1).
    23.2+    Consent and Report on Schedule of Deloitte & Touche LLP,
             independent auditors.
    24.1+    Power of Attorney.
    27.1+    Financial Data Schedule.
    27.2+    Financial Data Schedule.


---------------

+ Previously filed.


     (b)Financial Statement Schedule
        Schedule II--Valuation and Qualifying Accounts.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     (a) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 22nd day of July, 1998.


                                          IDG Books Worldwide, Inc.

                                          By:     /s/ JOHN J. KILCULLEN

                                            ------------------------------------
                                                     John J. Kilcullen
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                       SIGNATURES                                     TITLE                    DATE
                       ----------                                     -----                    ----

                 /s/ JOHN J. KILCULLEN                    Chairman of the Board and       July 22, 1998
--------------------------------------------------------  Chief Executive Officer
                   John J. Kilcullen                      (Principal Executive Officer)

                           *                              President and Publisher         July 22, 1998
--------------------------------------------------------  (Principal Financial Officer)
                  Steven H. Berkowitz

                           *                              Vice President and Chief        July 22, 1998
--------------------------------------------------------  Financial Officer (Principal
                   James A. Doehrman                      Accounting Officer)

                           *                              Director                        July 22, 1998
--------------------------------------------------------
                  Patrick J. McGovern

                           *                              Director                        July 22, 1998
--------------------------------------------------------
                    James A. Casella

               *By: /s/ JOHN J. KILCULLEN
  ---------------------------------------------------
                   John J. Kilcullen
                    Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
NUMBER                            DESCRIPTION                             NUMBER
-------                           -----------                           ----------
 1.1+     Form of Underwriting Agreement.
 3.1+     Amended and Restated Certificate of Incorporation of the
          Registrant.
 3.2+     Bylaws of the Registrant.
 4.1+     Form of Registrant's Class A common stock certificate.
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, regarding the legality of the securities being issued.
10.1      Form of Indemnification Agreement entered into by the
          Registrant with each of its directors and executive
          officers.
10.2+     1998 Stock Plan and forms of related agreements.
10.3+     1998 Employee Stock Purchase Plan.
10.4+     Employment Agreement between the Registrant and John J.
          Kilcullen dated as of July 1, 1998.
10.5+     Employment Agreement between the Registrant and Steven H.
          Berkowitz dated as of July 1, 1998.
10.6+     Compensation Agreement between the Registrant and John P.
          Ball dated as of July 1, 1998.
10.7+     Compensation Agreement between the Registrant and James A.
          Doehrman dated as of July 1, 1998.
10.8+     Compensation Agreement between the Registrant and Brenda L.
          McLaughlin dated as of July 1, 1998.
10.9+     Corporate Services Agreement between the Registrant and IDG dated as of June 1, 1998.
10.10+    Registration Rights Agreement between the Registrant and IDG
          Enterprises, Inc. dated as of June 1, 1998.
10.11+    Trademark License Agreement between the Registrant and IDG dated June 1, 1998.
10.12+    Non-competition Agreement between the Registrant and IDG
          dated as of June 1, 1998.
10.13+    Tax Allocation Agreement between the Registrant and IDG
          dated as of June 1, 1998.
10.14     Restated Share Exchange Agreement between the Registrant,
          IDG, IDG Enterprises, Inc. and State Street Bank and Trust
          Company dated May 21, 1998.
10.15     Employee Stock Ownership Plan of Registrant effective as of
          October 1, 1997.
23.1      Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included in Exhibit 5.1).
23.2+     Consent and Report on Schedule of Deloitte & Touche LLP,
          independent auditors.
24.1+     Power of Attorney.
27.1+     Financial Data Schedule.
27.2+     Financial Data Schedule.


---------------

+ Previously filed.